American DG Energy Inc.
45 First Avenue, Waltham, MA 02451
t: +1 781.522.6000 f: +1 781.522.6050
info@americandg.com www.americandg.com    FOR IMMEDIATE RELEASE

Investor Contact:
John N. Hatsopoulos
American DG Energy Inc
781.622.1120
john.hatsopoulos@americandg.com

 American DG Energy Reports 2016 Financial Performance
Site improvements result in increase of Adjusted EBITDA to a positive position for the year

WALTHAM, Mass. - March 21, 2017 - American DG Energy Inc. (NYSE MKT: ADGE), the "Company", an On-Site Utility provider offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and fitness facilities, reported total revenues of $6,141,749 for 2016, compared to $6,358,196 for 2015. GAAP diluted loss per share (EPS) was $0.01 for 2016, compared with a GAAP diluted loss per share of $0.11 for 2015. Reflecting the Company's ongoing efforts to optimize its On-Site Utility production, gross margin excluding depreciation and site impairments improved in 2016 to 39.9% versus 36.1% in 2015, a 3.8 percentage point increase and a 10.5% improvement in gross margin.

Chief Financial Officer Bonnie Brown observed, "In the past year we worked hard to set American DG on the path toward financial stability. The elimination of our substantial debt and the sale of the majority of our interest in EuroSite Power freed the company to focus resources on improving the core U.S. business. This renewed focus is evident in the substantial improvement in results."

Beginning in 2015 and continuing into 2016, the Company has been executing an initiative (the "Initiative") to more effectively invest its capital behind improving the performance of its existing installed base of assets. The goal of the Initiative is to make strategic capital improvements aimed at increasing productivity of the existing portfolio while optimizing the Company’s margins and increasing cash flow. The results of this Initiative are producing a foundation of high performing assets that may be used to fund future growth.

Speaking about the company's performance, Co-Chief Executive Officer Benjamin Locke noted, "The Company's improved balance sheet and fleet operating metrics combine to make American DG Energy an attractive asset - the value of which was realized in the proposed acquisition by Tecogen Inc. Pending regulatory and shareholder approval, we look forward to combining forces to create the leading vertically integrated clean energy company in the U.S. later this year."

Major Highlights:

Consolidated Financial Results

•
On November 1, 2016, the Company's Board of Directors approved a definitive agreement whereby Tecogen Inc would acquire all of the outstanding shares of American DG in a stock-for-stock merger. Under the agreement, each share of American DG common stock will be exchanged for 0.092 shares of Tecogen common stock, valuing American DG at an approximately 27%

premium to the Company's closing share price on that day. This agreement is subject to a vote of security holders of both companies. The transaction is also subject to other customary closing conditions and is expected to close in the first half of 2017.

•
Through a series of transactions the Company has removed its $19.4 million in convertible debentures using a combination of EuroSite Power common stock and approximately $3 million in cash to repay this debt in full.

•
As a result of the convertible debenture transactions, as of June 30, 2016 the Company no longer consolidates with EuroSite Power and has presented its former subsidiary as discontinued operations in the accompanying financial statements.

•	Also, as a result of the payoff of convertible debentures, the Company borrowed $850,000 from its Co-CEO, John Hatsopoulos. This loan carries 6% interest and matures on May 25, 2018.

•
As a result of our focused efforts to improve fleet operations, adjusted EBITDA cash flows improved by $941,000, reaching positive cash inflows of $118,105 in 2016, versus outflows of $822,895 for 2015.

•
As a result of our efforts to improve operations and efficiencies, general and administrative expenses have decreased to $1,878,008 for 2016 versus $1,937,299 for 2015, a 3.1% improvement. General and administrative expenses for the year ended December 31, 2016 included approximately $270,000 of one-time expenses incurred in connection with the proposed merger with Tecogen.

•	Overall operating expenses improved 24.1% generating an expense reduction of $817,669.

•
Adjusted gross margin excluding depreciation expense improved by 5.3%, reaching 31.7% for 2016 versus 26.4% for the same period in 2015. Gross margin for the full year 2016 was 2.1% compared with the (0.8)% gross margin reported in 2015, reflecting the benefit from site improvements and reduction in fuel, maintenance and installation related expense.

•	While eleven sites were removed from our fleet as a result of the reorganization with ADGNY, LLC., our revenues remained relatively level, decreasing by only $216,447, or 3.4%.

Operations

•
As the operations team has been focused on metering for demand capture since March 2016, our demand revenue captured for the year of 2016 was approximately $279,000 compared to $104,000 for 2015, an increase of 168%.

•	Through improved operations, fuel costs were reduced by 4%, thus improving gross profit.

•	Revenue for the year was attributable to the following core markets:

Hospitality	16%
Fitness	17%
Housing	19%
Health Care	19%
Education	17%
Other	12%
Total	100%

•	The revenue was distributed by energy type as is outlined in the following table:

Electricity	51%
Thermal	35%
Cooling	14%
Total	100%

•	In total, as of December 31, 2016, we operated 92 systems totaling 5,445kW of installed capacity.

American DG Energy will hold its earnings conference call today, March 21, 2017 at 11:00 a.m. Eastern Time. To listen, call (866) 364-3819 within the U.S., (855) 669-9657 from Canada, or (412) 902-4209 from other international locations. Participants should reference American DG Energy to access the call. We suggest you begin dialing at least 10 minutes before the scheduled starting time. Alternately, to register for and listen to the live webcast, please go to https://www.webcaster4.com/Webcast/Page/416/20033.

The earnings conference call will be recorded and available for playback one hour after the end of the call through Tuesday, March 28, 2017. To listen to the playback, call (877) 344-7529 within the U.S. (855) 669-9658 from Canada, or +1 (412) 317-0088 from other international locations and reference Replay Access Code 110102545. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities - without any capital or start-up costs to the energy user - through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$338,627	$4,999,709
Accounts receivable, net	815,748	633,924
Unbilled revenue	18,797	12,468
Due from related party	87,845	99,548
Inventory	128,680	975,760
Current assets of discontinued operations	—	1,450,034
Assets held for sale	946,883	—
Prepaid and other current assets	299,667	331,057
Total current assets	2,636,247	8,502,500
Property and equipment, net	15,831,160	17,950,787
Long-term assets of discontinued operations	—	7,527,266
Investment securities	637,651	—
Other assets, long-term	—	41,825
TOTAL ASSETS	$19,105,058	$34,022,378

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$270,078	$162,976
Accrued expenses and other current liabilities	522,525	257,810
Due to related party	127,904	1,171,863
Current liabilities of discontinued operations	—	699,086
Total current liabilities	920,507	2,291,735
Long-term liabilities:
Loan due to related party	850,000	—
Convertible debentures due related parties	—	16,078,912
Long-term liabilities of discontinued operations	—	4,536,422
Total liabilities	1,770,507	22,907,069
Commitments and contingencies (Note 13)
Stockholders’ equity:
American DG Energy Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 50,684,095 issued and outstanding at December 31, 2016 and 2015	50,684	50,684
Additional paid-in capital	58,823,704	49,641,620
Accumulated other comprehensive loss-investment securities	(136,848)	—
Accumulated deficit	(41,381,221)	(40,622,774)
Total American DG Energy Inc. stockholders’ equity	17,356,319	9,069,530
Noncontrolling interest in discontinued operations	—	1,944,236
Noncontrolling interest	(21,768)	101,543
Total stockholders’ equity	17,334,551	11,115,309
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,105,058	$34,022,378

CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended December 31,

	2016	2015
Revenues
Energy revenues	$5,565,909	$5,684,774
Turnkey & other revenues	575,840	673,422
	6,141,749	6,358,196
Cost of sales
Fuel, maintenance and installation	3,689,294	4,064,145
Site impairments	503,072	618,661
Depreciation expense	1,820,391	1,728,762
	6,012,757	6,411,568
Gross profit (loss)	128,992	(53,372)
Operating expenses
General and administrative	1,878,008	1,937,299
Selling	41,504	694,101
Engineering	649,181	754,962
	2,568,693	3,386,362
Loss from operations	(2,439,701)	(3,439,734)
Other income (expense)
Interest and other income	21,837	193,691
Interest and other expense	(1,062,582)	(1,234,725)
Gain on extinguishment of debt	182,887	—
Gain on deconsolidation	3,887,098	—
Held for sale fair value adjustment	(743,770)	—
Change in fair value of warrant liability	—	6,780
	2,285,470	(1,034,254)
Loss from continuing operations before provision for state income taxes	(154,231)	(4,473,988)
Provision for state income taxes	(60,572)	(27,605)
Loss from continuing operations	(214,803)	(4,501,593)
Loss from discontinued operations (see Note 4)	(1,219,256)	(1,384,122)
Consolidated net loss	(1,434,059)	(5,885,715)
(Income) loss attributable to noncontrolling interest	675,612	455,312
Loss attributable to American DG Energy Inc	$(758,447)	$(5,430,403)
Other comprehensive loss - unrealized loss on securities	$(136,848)	$—
Comprehensive loss	$(895,295)	$(5,430,403)

Income (loss) per share from continuing operations attributable to American DG Energy Inc. - basic and diluted	$0.01	$(0.09)
Loss per share from discontinued operations attributable to American DG Energy Inc. - basic and diluted	$(0.02)	$(0.02)
Net loss per share - basic and diluted	$(0.01)	$(0.11)
Weighted average shares outstanding - basic and diluted	50,684,095	50,689,633

Non-GAAP financial disclosure
Loss from operations	$(2,439,701)	$(3,439,734)
Depreciation	1,861,232	1,776,048
Site Impairments	503,072	618,661
Stock based compensation	193,502	222,130
Adjusted EBITDA	$118,105	$(822,895)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31,

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(758,447)	$(5,430,403)
Income attributable to noncontrolling interest	58,236	223,837
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,861,232	1,776,048
Gain attributable to distribution of nonmonetary assets to noncontrolling interest	—	(157,870)
Loss from discontinued operations	485,408	704,973
Non-cash site impairments	503,072	618,661
Provision (recovery) for losses on accounts receivable	(120,000)	84,274
Amortization of deferred financing costs	41,825	60,807
Gain on extinguishment of debt	(182,887)	—
Decrease in fair value of warrant liability	—	(6,780)
Non-cash interest expense	726,247	1,191,333
Stock-based compensation	193,502	222,130
Gain on deconsolidation of subsidiary	(3,887,098)	—
Fair value adjustment on assets held for sale	743,770	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable and unbilled revenue	(68,153)	273,614
Due from related party	11,703	(59,767)
Inventory	(843,573)	78,242
Prepaid and other current assets	31,390	(261,010)
Increase (decrease) in:
Accounts payable	107,102	(104,487)
Accrued expenses and other current liabilities	264,715	(86,878)
Due to related party	(1,043,959)	541,058
Other long-term liabilities	—	(2,227)
Net cash used in operating activities	(1,875,915)	(334,445)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(254,927)	(2,238,084)
Proceeds on sale of property and equipment	10,250	4,650
Cash paid in connection with ADGNY reorganization	—	(100,000)
Purchase of investment securities from related party	(150,000)	—
Net cash used in investing activities	(394,677)	(2,333,434)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on convertible debentures due related party	(3,058,943)	—
Proceeds from loan from related party	850,000	—
Purchases of common stock, net of costs	—	(152,377)
Distributions to noncontrolling interest	(181,547)	(229,098)
Net cash used in financing activities	(2,390,490)	(381,475)
Net decrease in cash and cash equivalents	(4,661,082)	(3,049,354)
Cash and cash equivalents, beginning of the period	4,999,709	8,049,063
Cash and cash equivalents, end of the period	$338,627	$4,999,709

Supplemental disclosures of cash flows information:

Cash paid during the period for:
Income taxes	$83,044	$48,824

Non-cash investing and financing activities:
Distribution of nonmonetary assets	$—	$340,069
Conversion of subsidiary convertible debentures to common stock of subsidiary	$2,420,046	$—
Settlement of convertible debentures with common stock of subsidiary	$13,783,721	$—